Exhibit 5.2

NELSON MULLINS RILEY & SCARBOROUGH LLP ATTORNEYS AND COUNSELORS AT LAW Atlantic Station 201 17th Street, NW | Suite 1700 Atlanta, GA 30363 T 404.322.6000 F 404.322.6050 nelsonmullins.com

March 2, 2021

Fidelity National Information Services, Inc.

601 Riverside Avenue

Jacksonville, Florida 32204

Re:	Offering of Senior Notes by Fidelity National Information Services, Inc.

Ladies and Gentlemen:

We have acted as Georgia counsel for Fidelity National Information Services, Inc., a Georgia corporation (“FIS”), in connection with the issuance and sale of $750,000,000 aggregate principal amount of 0.375% senior notes due 2023 (the “2023 Notes”), $750,000,000 aggregate principal amount of 0.600% senior notes due 2024 (the “2024 Notes”), $1,250,000,000 aggregate principal amount of 1.150% senior notes due 2026 (the “2026 Notes”), $750,000,000 aggregate principal amount of 1.650% senior notes due 2028 (the “2028 Notes”), $1.250,000,000 aggregate principal amount of 2.250% senior notes due 2031 (the “2031 Notes”) and $750,000,000 aggregate principal amount of 3.100% senior notes due 2041 (the “2041 Notes” and, collectively with the 2023 Notes, the 2024 Notes, the 2026 Notes, the 2028 Notes and the 2031 Notes, the “Securities”), pursuant to the Underwriting Agreement, dated February 23, 2021 (the “Underwriting Agreement”), among FIS, J.P. Morgan Securities LLC, Barclays Capital Inc., Goldman Sachs & Co. LLC, Citigroup Global Markets Inc. and U.S. Bancorp Investments, Inc., as representatives of the several underwriters of the Securities listed on Schedule 1 thereto. The Securities will be issued pursuant to an Indenture dated as of April 15, 2013 (the “Base Indenture”) among FIS, certain other parties thereto and The Bank of New York Mellon Trust Company, N.A., as trustee, as supplemented by a thirtieth supplemental indenture dated as of March 2, 2021 relating to the 2023 Notes (the “Thirtieth Supplemental Indenture”), a thirty-first supplemental indenture dated as of March 2, 2021 relating to the 2024 Notes (the “Thirty-First Supplemental Indenture”), a thirty-second supplemental indenture dated as of March 2, 2021 relating to the 2026 Notes (the “Thirty-Second Supplemental Indenture”), a thirty-third supplemental indenture dated as of March 2, 2021 relating to the 2028 Notes (the “Thirty-Third Supplemental Indenture”), the thirty-fourth supplemental indenture dated as of March 2, 2021, relating to the 2031 Notes (the “Thirty-Fourth Supplemental Indenture”) and the thirty-fifth supplemental indenture dated as of March 2, 2021 relating to the 2041 Notes (the “Thirty-Fifth Supplemental Indenture” and, together with the Thirtieth Supplemental Indenture, the Thirty-First Supplemental Indenture, the Thirty-Second Supplemental Indenture, the Thirty-Third Supplemental Indenture and the Thirty-Fourth Supplemental Indenture, the “Supplemental Indentures” and, together with the Base Indenture, the “Indenture”).

CALIFORNIA | COLORADO | DISTRICT OF COLUMBIA | FLORIDA | GEORGIA | MARYLAND | MASSACHUSETTS | NEW YORK

NORTH CAROLINA | SOUTH CAROLINA | TENNESSEE | WEST VIRGINIA

Fidelity National Information Services, Inc.

March 2, 2021

The offer and sale of the Securities is being made pursuant to the Registration Statement (the “Registration Statement”) on Form S-3 (Registration No. 333-232920), relating to the Securities and other securities, filed by FIS with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), including the prospectus supplement dated February 23, 2021 (the “Prospectus Supplement”), and the accompanying prospectus filed by FIS with the Commission. This opinion letter is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

For the purposes of the opinions expressed in this opinion letter, we have (i) examined originals or copies of the Indenture and the Global Notes, and of such other documents, corporate records, instruments, certificates of public officials and of FIS; (ii) made such inquiries of officials of FIS; and (iii) considered such questions of law, in each case as we have deemed necessary for the purpose of rendering the opinions set forth in this opinion letter.

In such examination, we have assumed the genuineness of all signatures, the authenticity of all items submitted to us as originals and the conformity with originals of all items submitted to us as copies. Also, in examining executed documents for the purposes of the opinions expressed in this opinion letter, we have assumed that: (i) each entity other than FIS is validly existing and in good standing (or the equivalent) as a corporation, limited liability company or other applicable legal entity under the laws of its jurisdiction of organization and has the requisite power and authority to execute and deliver such documents to which it is a party and to carry out and consummate all transactions contemplated to be performed by such documents; (ii) each entity other than FIS has duly authorized the execution, delivery and performance of such documents to which it is a party and has, in fact, duly executed and delivered such documents to which it is a party; (iii) such documents (including, without limitation, the Indenture and all documents related thereto) constitute the legal, valid and binding obligations of each party thereto (other than FIS), enforceable in accordance with their respective terms; and (iv) all natural persons who are signatories to such documents were legally competent at the time of their execution thereof. Our opinions expressed in this opinion letter with respect to the due organization, existence and good standing of FIS are based solely upon a certificate issued by the Secretary of State of the State of Georgia, and are limited to the meaning ascribed to such certificate in such State and limited to the date thereof.

We express no opinion as to the applicability of, compliance with or effect of the law of any jurisdiction other than the substantive laws (excluding choice of law rules) of the State of Georgia. None of the opinions or other advice contained in this opinion letter considers or covers any federal securities laws or regulations, state securities (or “blue sky”) laws or regulations or foreign securities laws or regulations. We express no opinion concerning the contents of the Registration Statement or any related prospectus. The opinions in this opinion letter are limited to laws (including, without limitation, rules and regulations thereunder), as in effect on the date of this opinion letter, which laws are subject to change with possible retroactive effect. We have no

Fidelity National Information Services, Inc.

March 2, 2021

obligation to update or supplement the opinions in this opinion letter to reflect any changes in law that may hereafter occur or become effective. We also have assumed that the constitutionality or validity of a relevant statute, rule, regulation or agency action is not in issue unless a reported decision in the State of Georgia has established its unconstitutionality or invalidity.

Based upon and subject to the limitations, assumptions and qualifications set forth in this opinion letter, we are of the opinion that:

1.

FIS has been duly organized as a corporation under the laws of the State of Georgia and is validly existing and in good standing under the laws of such State. FIS has the corporate power to enter into and perform its obligations under the Indenture. The execution and delivery of the Indenture and the performance by FIS of its obligations thereunder have been duly authorized by all necessary corporate action on the part of FIS. The opinions expressed in this paragraph 1 are limited to the Georgia Business Corporation Code.

2.	FIS has duly executed and delivered the Indenture, to the extent that such execution is governed by Georgia law.

The opinions set forth in this opinion letter are limited to, and no opinion is implied or may be inferred beyond, the matters expressly stated in this opinion letter.

We hereby consent to the filing of this opinion letter as an Exhibit to FIS’s Current Report on Form 8-K on or about the date hereof and to the incorporation of this opinion letter into the Registration Statement and further consent to the reference to our name under the caption “Legal Matters” in the Prospectus Supplement that is a part of the Registration Statement. In giving this consent, we do not admit that we are “experts” within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required under Section 7 of the Securities Act. We also consent to Willkie Farr & Gallagher LLP relying on this opinion letter.

Very truly yours,

/s/ Nelson Mullins Riley & Scarborough LLP

Nelson Mullins Riley & Scarborough LLP